Exhibit 99.1
MDC PARTNERS INC.
SCHEDULE OF ADVERTISING AND COMMUNICATIONS COMPANIES
MDC maintains a majority or 100% ownership position in substantially all of its operating partner companies, with management of the partner companies owning the remaining equity.  MDC generally has rights to increase its ownership of non-wholly owned subsidiaries to 100% over a defined period of time.

	Year of Initial
Company	Investment	Locations
Consolidated:
Global Integrated Agencies:
72andSunny	2010	Los Angeles, New York, Netherlands, UK, Australia, Singapore
Anomaly	2011	New York, Los Angeles, Netherlands, Canada, UK, China, Germany
Crispin Porter + Bogusky	2001	Miami, Boulder, Los Angeles, UK, Brazil, China
Forsman & Bodenfors	2016	Sweden, New York, Canada, China, UK, Los Angeles, Singapore
The Media Kitchen	2010	New York, Canada, UK
Domestic Creative Agencies:
Colle McVoy	1999	Minneapolis
Doner	2012	Detroit, Los Angeles, Norwalk, Pittsburgh
Laird + Partners	2011	New York
Mono Advertising	2004	Minneapolis
Union	2013	Canada
Yamamoto	2000	Minneapolis
Civilian	2000	Chicago
Yes & Company	2018	New York
Bruce Mau Design	2004	Canada, New York, UK
Hello Design	2004	Los Angeles
HL Group Partners	2007	New York, Los Angeles, China
Northstar Research Partners	1998	Canada, New York, UK, Indonesia
Redscout	2007	New York, UK, Los Angeles
Varick Media Management	2010	New York
Specialist Communications:
Allison & Partners	2010	San Francisco, Los Angeles, New York and other US Locations, China, France, Singapore, UK, Japan, Germany
Sloane & Company	2010	New York
Storyline Strategies	2014	Washington, D.C.
Hunter	2014	New York, UK, Los Angeles
KWT Global	2010	New York, UK, Canada
Veritas	1993	Canada
Media Services:
MDC Media Partners	2010
Assembly	2010	New York, Detroit, Atlanta, Los Angeles
Attention	2009	New York, Los Angeles
EnPlay	2015	New York
Trade X	2011	New York
Unique Influence	2015	Austin
All Other:
6degrees Communications	1993	Canada
Concentric Partners	2011	New York, UK
Gale Partners	2014	Canada, New York, India, Singapore
Instrument	2018	Portland, New York
Kenna	2010	Canada
Relevent	2010	New York
TEAM	2010	Ft. Lauderdale
Vitro	2004	San Diego, Austin
Y Media Labs	2015	Redwood City, New York, India, Indianapolis, Atlanta